COMPUTATION OF NET EARNINGS PER SHARE
(In thousands, except per share data)



                                              Quarter ended        Six Months Ended
                                           --------------------   --------------------
                                           March 30,  March 31,   March 30,  March 31,
                                             1997      1996         1997       1996
                                           --------   --------    ---------  ---------
PRIMARY EARNINGS PER SHARE
Weighted average common shares
  outstanding                                89,126     86,390      88,831      85,508
Common equivalent shares                      6,818      7,778       7,308       8,060
                                            -------    -------    --------    --------
Shares used in per share
  calculations                               95,944     94,168      96,139      93,568
                                            =======    =======    ========    ========

Net earnings                                $91,459    $51,605    $160,488     $93,250
                                            =======    =======    ========    ========

Net earnings per share                      $  0.95    $  0.55    $   1.67    $   1.00
                                            =======    =======    ========    ========
FULLY DILUTED EARNINGS PER SHARE
Weighted average common shares
  outstanding                                89,126     86,390      88,831      85,508
Common equivalent shares                      6,818      8,496       7,308       8,898
                                            -------    -------    --------    --------

Shares used in per share
  calculations                               95,944     94,886      96,139      94,406
                                            =======    =======    ========    ========

Net earnings                                $91,459    $51,605    $160,488     $93,250
                                            =======    =======    ========    ========

Net earnings per share                      $  0.95    $  0.55    $   1.67    $   0.99
                                            =======    =======    ========    ========